Exhibit 99.1

InVivo Therapeutics Announces $3.0 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

CAMBRIDGE, Mass. (April 15, 2020) — InVivo Therapeutics Holdings Corp. (NVIV) today announced that it has entered into definitive agreements with several institutional investors for the purchase and sale of 1,715,240 shares of its common stock at a purchase price of $1.75 per share in a registered direct offering priced at-the-market under Nasdaq rules.  The Company also agreed to issue to the investors unregistered warrants to purchase up to 1,715,240 shares of common stock.  The warrants have an exercise price of $1.62 per share, are exercisable immediately, and will expire five and one-half years following the date of issuance.  The closing of the offering is expected to occur on or about April 17, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the registered direct offering are expected to be $3.0 million, before deducting the placement agent’s fees and other offering expenses payable by InVivo Therapeutics.  The Company intends to use the net proceeds from this offering for working capital, business development activities, and general corporate purposes.

The shares of common stock (but not the warrants issued in the private placement or the shares of common stock issuable upon exercise of the warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-234353) previously filed with the Securities and Exchange Commission, or the SEC, and declared effective by the SEC on November 14, 2019.   The offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (646) 975-6996, or email at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder, and the warrants and the shares of common stock issuable upon exercise of the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and shares of common stock issuable upon exercise of the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. The publicly traded company is headquartered in Cambridge, MA.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect” and similar expressions, and include statements about the anticipated completion of the registered direct offering. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, satisfaction of the closing conditions related to the proposed offering, risks and uncertainties relating to the Company’s ability to successfully open additional clinical sites for enrollment and to enroll additional patients; the timing of the Institutional Review Board process; the Company’s ability to obtain FDA approval to commercialize its products; the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the prospectus, including a prospectus supplement, that forms a part of the Company’s registration statement on Form S-3 relating to the offering of the shares of common stock and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and its other filings with the SEC, including the Company’s Form 10-Qs and current reports on Form 8-K.  The Company does not undertake to update these forward-looking statements.

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IR CONTACT:

Bret Shapiro, Managing Partner
CORE IR
Phone: (516) 222-2560

brets@coreir.com